UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2019

PURE CYCLE CORPORATION
(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation)

0-8814	84-0705083
(Commission File Number)	(IRS Employer Identification No.)

34501 East Quincy Avenue, Building 34, Box 10, Watkins, CO 80137
(Address of principal executive offices) (Zip Code)

Registrant’s telephone, including area code    (303) 292-3456

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This current report on Form 8-K is filed by Pure Cycle Corporation (the “Registrant”), a Colorado corporation, in connection with the matters described herein.

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Registrant held its annual meeting of shareholders on January 16, 2019. Holders of 23,789,098 shares of common stock outstanding on November 19, 2018, were entitled to vote at the meeting, of which 21,557,553 shares, or approximately 90.6% of those entitled to vote, were present in person or by proxy at the meeting. The results of the matters voted upon and approved at the meeting are as follows:

1.
Election of directors.

	For	Withheld	Broker Non-Votes

Mark W. Harding	15,329,254	1,216,349	5,011,950
Harrison H. Augur	15,481,285	1,064,318	5,011,950
Patrick J. Beirne	15,329,554	1,216,049	5,011,950
Arthur G. Epker III	15,401,779	1,143,824	5,011,950
Richard L. Guido	14,036,770	2,508,833	5,011,950
Peter C. Howell	16,362,143	183,460	5,011,950

2.
For the ratification of the appointment of Plante & Moran PLLC as the Registrant’s independent registered public accounting firm for the 2019 fiscal year.

For	Against	Abstain	Broker Non-Votes
21,342,798	11,032	63,989	0

3.
For the approval, on an advisory basis, of executive compensation.

For	Against	Abstain	Broker Non-Votes
16,044,096	102,256	259,517	5,011,950

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2019
PURE CYCLE CORPORATION

By: /s/ MARK W. HARDING
Mark W. Harding
President and Chief Financial Officer

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